Exhibit 5
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                                November 30, 2006

Conolog Corporation
5 Columbia Road
Somerville, New Jersey 08876

         Re:      Conolog Corporation Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel for Conolog Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, as amended, relating to the registration of 450,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") by the Company. We understand the Common Stock is to be issued pursuant to the Company's Stock Grant to Officers, Directors and Employees.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, forms of certificates evidencing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

         As to various questions of fact material to this opinion, we have relied upon statements and certificates and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that the Common Stock will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

         We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              EPSTEIN BECKER & GREEN, P.C.

                                              By: /s/ Arnold N. Bressler
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                                                  Arnold N. Bressler, Esq.